Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 7, 2023, in Amendment No. 1 to the Registration Statement (No. 333-275109) and related Prospectus of Invea Therapeutics, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Hartford, Connecticut

January 12, 2024